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                                                                     EXHIBIT 8.1

                           EMPRESAS ICA, S.A. DE C.V.
                                    20-F 2004
                            SIGNIFICANT SUBSIDIARIES


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
                                                                        COUNTRY OF
                  SUBSIDIARY                                          INCORPORATION
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
Constructoras ICA,  S.A. de C.V....................................       Mexico
Controladora de Operaciones de Infraestructura, S.A. de C.V........       Mexico
Promotora e Inversora ADISA, S.A. de C.V...........................       Mexico
Controladora de Empresas de Vivienda, S.A. de C.V..................       Mexico
ICATECH Corporation................................................   United States
Rodio/KronsaCimentaciones Especiales, S.A..........................       Spain
Ingenieros Civiles Asociados, S.A. de C.V..........................       Mexico
ICA - Fluor Daniel, S. de R.L. de C.V..............................       Mexico
ICA Panama, S.A....................................................       Mexico
Constructora Internacional de Infraestructura,S.A. de C.V. ........       Mexico
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